EXHIBIT 13.2

CERTIFICATION
 PURSUANT TO 18 U.S.C. SECTION 1350,
AS ENACTED PURSUANT TO
SECTION 906 OF THE US SARBANES-OXLEY ACT OF 2002

CHC Helicopter Corporation (the “Company”) is filing with the US Securities and Exchange Commission on the date hereof, its annual report on Form 20-F for the fiscal year ended April 30, 2007 (the “Report”).

I, Rick Davis, Senior Vice-President & Chief Financial Officer of the Company, certify, pursuant to 18 USC. section1350, as enacted pursuant to Section 906 of the US Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

a)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the US Securities Exchange Act of 1934; and

b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 17, 2007	/s/ Rick Davis Rick Davis Senior Vice-President & Chief Financial Officer